Exhibit 21

Subsidiaries of American Realty Capital New York Recovery REIT, Inc.

Name	Jurisdiction of Formation./Incorporation
New York Recovery Operating Partnership, L.P.	MD
ARC NYE61ST001, LLC	DE
ARC NYBLKST001, LLC	DE
ARC NYBLKST002, LLC	DE
ARC NYBLKST003, LLC	DE
ARC NYBLKST004, LLC	DE
ARC NYBLKST005, LLC	DE
ARC NY86STR001, LLC	DE
ARC NYCTGRG001, LLC	DE
ARC NYCBBLV001, LLC	DE
ARC NYWSHST004, LLC	DE
ARC NYWSHST003, LLC	DE
ARC NYWSHST001, LLC	DE
ARC NYWSHST002, LLC	DE
ARC NYGRNAV001, LLC	DE
ARC NYGRNAV002, LLC	DE
ARC NYGRNAV003, LLC	DE
ARC NYGRNAV004, LLC	DE
ARC NYW42ST001, LLC	DE
ARC NYW42ST002, LLC	DE
ARC NYW42ST003, LLC	DE
ARC NYW42ST004, LLC	DE
ARC NYKNGHW001, LLC	DE
ARC NYKNGHW002, LLC	DE
ARC NYKNGHW003, LLC	DE
163 Washington Avenue NYRR JV Member, LLC	DE
163 Washington Avenue NYRR JV LLC	DE
ARC NYWSHAV001, LLC	DE
ARC NY1623K001, LLC	DE
ARC NY25638001, LLC	DE
ARC NY25638001 MEZZ, LLC	DE
ARC NY22936001, LLC	DE
ARC NY350BL001, LLC	DE